FIRST AMERICAN INVESTMENT FUNDS, INC.

POWER OF ATTORNEY

FOR

N-14 REGISTRATION STATEMENT

(U.S. Government Mortgage Fund Merger)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas S. Schreier, Jr., James D. Alt, Kathleen L. Prudhomme, Charles R. Manzoni, Jr., Richard J. Ertel, and Jeffery M. Wilson, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First American Investment Funds, Inc., relating to the combination of U.S. Government Mortgage Fund into Intermediate Government Bond Fund, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Virginia L. Stringer Virginia L. Stringer	Chair of the Board and Director	September 16, 2009

/s/ Benjamin R. Field, III Benjamin R. Field, III	Director	September 16, 2009

/s/ Roger A. Gibson Roger A. Gibson	Director	September 16, 2009

/s/ Victoria J. Herget Victoria J. Herget	Director	September 16, 2009

/s/ John P. Kayser John P. Kayser	Director	September 16, 2009

/s/ Leonard W. Kedrowski Leonard W. Kedrowski	Director	September 16, 2009

/s/ Richard K. Riederer Richard K. Riederer	Director	September 16, 2009

/s/ Joseph D. Strauss Joseph D. Strauss	Director	September 16, 2009

/s/ James M. Wade James M. Wade	Director	September 16, 2009